UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2005, Kana Software, Inc. (“KANA”) received a NASDAQ Staff Determination letter from The NASDAQ Stock Market indicating that KANA has failed to comply with the NASDAQ filing requirements under NASDAQ’s Marketplace Rule 4310(c)(14) with respect to KANA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which KANA did not file by April 15, 2005 as required by the rules of the Securities and Exchange Commission, and that KANA’s securities are, therefore, subject to delisting from The NASDAQ Stock Market on April 28, 2005.

The NASDAQ Stock Market rules permit us to request a hearing before a NASDAQ Listing Qualifications Panel to review The NASDAQ Stock Market’s decision to delist KANA’s common stock. KANA has requested a hearing before a NASDAQ Listing Qualifications Panel. KANA’s common stock will remain listed on The NASDAQ Stock Market pending the outcome of the NASDAQ Listing Qualifications Panel’s decision. KANA is working with its new auditors with their first annual audit of KANA. KANA expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in the near future. However, KANA cannot provide any assurances that the NASDAQ Listing Qualifications Panel will grant KANA’s request for continued listing on The NASDAQ Stock Market.

On April 25, 2005, KANA issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received a NASDAQ Staff Determination letter described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.01	Press release dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson John Thompson Chief Financial Officer

Date: April 25, 2005

EXHIBIT INDEX

Number	Description
99.01	Press release dated April 25, 2005.